EXHIBIT 99.1

SIPP INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEET
Year End December 31, 2010
(Unaudited)

BALANCE SHEET

ASSETS

CURRENT ASSETS
Cash	$–
Accounts Receivable	–
Other Receivable	–
Inventory	–
Prepaid Accounts	–
–
LONG TERM EQUITY INVESTMENT	–
FIXED ASSETS – NBV	–
INTANGIBLE ASSETS – NBV	–

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$–
Other Payables	–
Taxes Payable	–

LONG TERM LIABILITIES -	–
–
SHAREHOLDERS' EQUITY
CAPITAL STOCK
Common Stock, authorized shares 260,000,000
Issued and outstanding - 44,857,488 @ PV $.001	44,857
Preferred Stock, authorized shares 10,000,000
Issued and outstanding - 1,000,000 @ PV $.001

Additional Paid In Capital	(44,857)

Deficit	–
$–

1

SIPP INDUSTRIES INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Year End December 31, 2010
(Unaudited)

CASH FLOWS

Cash flows from operating activities
Profit/Loss from operations	$–

Adjustments to cash flows from operating activities:
Amortization of goodwill
Depreciation of fixed assets	–

Cash flows from operating activities	$–

Cash flows from investing activities:
Capital expenditures
Investment in inventory
Increase in accounts receivable	–
Decrease in prepaid expenses	–

Cash used in investing activities	$–

Cash flows from financing activities:
Increase in accounts payable and accrued liabilities	–
Increase in paid-in-capital	–
Increase in loans payable	–
Issuance of capital stock	–

Cash Used For financing activities	$–

Net increase (decrease) in cash	–

Cash at beginning of period	–
Cash at end of period	$–

2

SIPP INDUSTRIES INC.
CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
Year End December 31, 2010
(Unaudited)

EARNINGS
REVENUE
Sales	$–
–
TOTAL SALES	–

COST OF SALES

Cost of Sales	–

TOTAL COST OF SALES	–

GROSS PROFIT	–

OPERATING EXPENSES

Administrative Expense	–
Selling Expense	–

–

OTHER INCOME & EXPENSES	–

PROFIT (LOSS)	0

NET PROFIT (LOSS)	0

Deficit - Beginning of period
Deficit - Beginning of period

3

SIPP INDUSTRIES INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY

Year End December 31, 2010

(Unaudited)

	Common	Stock	PIC
	Shares	Amount	Amount	R/E	Total
Opening Bal	44,857,488	$44,857	$(44,857)	$–	$–
Issuance of stock	0	–	–	–	–
Capital Paid In		$–	$–	–	–

Net Profit/Loss

4